UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

MAKEMUSIC!, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

IMPORTANT NOTICE

     The Company is filing this Amendment No. 1 to the Definitive Proxy Statement on Schedule 14A to amend and restate in its entirety the original Definitive Proxy Statement on Schedule 14A (the “Original Proxy”) filed earlier today, January 16, 2003. Due to a system error at the Company’s financial printer, the Original Proxy was incorrectly filed by the Company’s financial printer resulting in an inaccurate version of the Original Proxy being filed. The Original Proxy Statement should be disregarded for all purposes. Only the information in this Amendment No. 1 to the Definitive Proxy Statement on Schedule 14A should be used when evaluating the matters to be presented at the Company’s Special Meeting of Shareholders to be held at 10:00 a.m. on February 24, 2003, or any adjournment thereof.

MAKEMUSIC! INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

     A Special Meeting of Shareholders of MakeMusic! Inc. will be held on Monday, February 24, 2003, at 10:00 a.m. (Minneapolis time), at the offices of Fredrikson & Byron in the Pepin/Vermillion Conference Room on the 40th Floor of the Pillsbury Center, 200 South Sixth Street, Minneapolis, Minnesota, for the following purposes:

1.	To approve the private sale by the Company of up to 19,962,363 shares of Common Stock.

2.	To consider and act upon such other matters as may properly come before the meeting and any adjournments thereof.

     Only shareholders of record at the close of business on January 6, 2003, are entitled to notice of and to vote at the meeting or any adjournment thereof.

     Your vote is important. We ask that you complete, sign, date and return the enclosed proxy in the envelope provided for your convenience. The prompt return of proxies will save the Company the expense of further requests for proxies.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Philip Sean Lafleur

Philip Sean Lafleur Chairman of the Board

Eden Prairie, Minnesota
January 13, 2003

THE SHARE NUMBERS SET FORTH IN THIS NOTICE OF SPECIAL MEETING
AND THE ACCOMPANYING PROXY STATEMENT
DO NOT REFLECT A 1-FOR-10 REVERSE STOCK SPLIT EFFECTIVE AS OF JANUARY 16, 2003

OUTSTANDING SHARES AND VOTING RIGHTS
PRINCIPAL SHAREHOLDERS
MANAGEMENT SHAREHOLDINGS
RATIFICATION AND APPROVAL OF ISSUANCE OF SECURITIES
OTHER BUSINESS

MAKEMUSIC! INC.

Special Meeting of Shareholders
February 24, 2003

PROXY STATEMENT

INTRODUCTION

     Your Proxy is solicited by the Board of Directors of MakeMusic! Inc. (the “Company”) for use at a Special Meeting of Shareholders to be held on February 24, 2003, at the location and for the purposes set forth in the Notice of Meeting, and at any adjournment thereof.

     The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

     Any shareholder giving a proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Secretary of the Company. Proxies not revoked will be voted in accordance with the choice specified by shareholders by means of the ballot provided on the proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a “non-vote” proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

     The mailing address of the principal executive office of the Company is 6210 Bury Drive, Eden Prairie, Minnesota 55346-1718. The Company expects that this Proxy Statement, the related proxy and Notice of Meeting will first be mailed to shareholders on or about January 17, 2003.

OUTSTANDING SHARES AND VOTING RIGHTS

     The Board of Directors of the Company has fixed January 6, 2003, as the record date for determining shareholders entitled to vote at the Special Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Special Meeting. At the close of business on January 6, 2003, 21,688,183 shares of the Company’s Common Stock were issued and outstanding. The Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the meeting. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting.

PRINCIPAL SHAREHOLDERS

     The following table provides information concerning persons known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding Common Stock as of January 6, 2003. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Name and Address	Number of Shares		Percent
of Beneficial Owner	Beneficially Owned		of Class(1)

Viventures FCPR 1, place Carpeaux 92915 La Défense France	3,288,341	(2)	15.0%
Patrick Revenu 24, chemin Neuf 69570 Dardilly France	2,136,157	(3)	9.8%
Benson K. Whitney 821 Marquette Avenue Minneapolis, MN 55402	1,825,662	(4)	8.3%
J.M. Hixon Partners, LLC 821 Marquette Avenue Minneapolis, MN 55402	1,742,328	(5)	7.9%
BGL Investment Partners S.A. 1, rue des Coquelicots Luxembourg, L-1160 Luxembourg	1,515,150	(6)	6.8%
Société Générale Asset Management 2, place de la Coupole 92078 Paris-la-Défense Cedex France	1,490,872	(7)	6.9%

(1)	Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of January 6, 2003, or within sixty days of such date are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by a group.

(2)	Includes 227,273 shares issuable pursuant to a currently exercisable warrant.

(3)	Includes: (i) 78 shares held by PLS Ventures, (ii) 942,084 shares held by InnovaFrance FCPI, (iii) 554,647 shares held by InnovaFrance 99 FCPI, (iv) 489,348 shares held by Avenir Finance Partners, (v) 75,000 shares issuable pursuant to a currently exercisable warrant held by InnovaFrance 99 FCPI and (vi) 75,000 shares issuable pursuant to a currently exercisable warrant held by Avenir Finance Partners. Of the total amount shown, 1,421,731 shares are not currently outstanding but may be acquired upon exercise of currently exercisable rights under a Put and Call Agreement (the “Put and Call”) among the Company and certain shareholders and option holders of Net4Music S.A. Mr. Revenu is the managing partner of PLS Ventures and is affiliated with InnovaFrance and Avenir Finance Partners. Mr. Revenu disclaims beneficial ownership in the shares held by PLS Ventures, InnovaFrance and Avenir Finance Partners.

(4)	Includes: (i) 1,358,540 shares held by J.M. Hixon Partners, LLC (“Hixon Partners”), (ii) 5,000 shares issuable pursuant to a currently exercisable option held by Hixon Partners, (iii) 65,834 shares held by Gideon Hixon Ventures (“Hixon Ventures”) and (iv) 378,788 shares issuable pursuant to currently exercisable warrant held by Hixon Partners. Mr. Whitney, as the managing member of Hixon Partners, has sole voting and dispositive power over the shares held by Hixon Partners, and has shared voting and dispositive powers over the shares held by Hixon Ventures.

(5)	Includes (i) 5,000 shares issuable pursuant to a currently exercisable option and (ii) 378,788 shares issuable pursuant to a currently exercisable warrant.

(6)	Includes 757,575 shares issuable pursuant to a currently exercisable warrant.

(7)	Includes 577,478 shares held by FCPI SGAM Innovation, 602,036 shares held by FCPI SOGE Innovation and 311,358 shares held by FCPI SOGE Innovation 2, all of which are funds managed by Société Générale Asset Management.

MANAGEMENT SHAREHOLDINGS

     The following table sets forth the number of shares of Common Stock beneficially owned as of January 6, 2003, by each executive officer of the Company, by each director of the Company and by all directors and executive officers as a group. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Name of Beneficial	Number of Shares		Percent
Owner or Identity of Group	Beneficially Owned		of Class(1)

Patrick Revenu	2,136,157	(2)	9.8%
Benson K. Whitney	1,825,662	(3)	8.3%
François J. Duliége	732,712	(4)	3.3%
Martin Velasco	698,797	(5)	3.2%
Philip Sean Lafleur	555,837	(6)	2.5%
John W. Paulson	535,292	(7)	2.4%
Philippe Aubert	406,948	(8)	1.9%
Barbara S. Remley	92,417	(9)	*
Timothy P. Bajarin	30,806	(10)	*
All current officers and directors as a group (9 persons)	7,014,628	(11)	30.2%

*	Less than 1%

(1)	See footnote (1) to preceding table.

(2)	See footnote (3) to preceding table.

(3)	See footnote (4) to preceding table.

(4)	Includes currently exercisable warrant to purchase 23,000 shares and 686,712 shares which may be acquired upon exercise of currently exercisable rights under the Put and Call.

(5)	Includes (i) 31,200 shares which may be purchased upon exercise of options that are exercisable as of January 6, 2003 or within 60 days of such date, (ii) 31,287 shares held by Genevest Consulting S.A., of which Mr. Velasco is a director, (iii) 560,552 shares held by Sequoia Investments Ltd., of which he is a shareholder and (iv) 75,758 shares issuable pursuant to a currently exercisable warrant held by International Sequoia Investments Ltd. Mr. Velasco disclaims beneficial ownership in the shares held by Genevest Consulting S.A. and Sequoia Investments Ltd.

(6)	Includes currently exercisable warrant to purchase 76,000 shares and 395,937 shares which may be purchased upon exercise of options that are exercisable as of January 6, 2003 or within 60 days of such date.

(7)	Includes 234,792 shares which may be purchased upon exercise of options that are exercisable as of January 6, 2003 or within 60 days of such date.

(8)	Includes 367,554 shares held by FCPR Robertsau Investissement and 39,394 shares issuable pursuant to a currently exercisable warrant held by FCPR Robertsau Investissement. Mr. Aubert is Chief Executive Officer of Robertsau Gestion, which manages FCPR Robertsau Investissement.

(9)	Includes currently exercisable warrant to purchase 7,500 shares and 67,417 shares which may be purchased upon exercise of options that are exercisable as of January 6, 2003 or within 60 days of such date.

(10)	Such shares are not currently outstanding but may be purchased upon exercise of options that are exercisable as of January 6, 2003 or within 60 days of such date.

(11)	Includes 1,515,592 shares which may be purchased upon exercise of options and warrants that are exercisable as of January 6, 2003 or within 60 days of such date and 2,108,443 shares that may be acquired upon exercise of currently exercisable rights under the Put and Call.

RATIFICATION AND APPROVAL OF ISSUANCE OF SECURITIES

     Rationale. In October 2002, in order to provide funds for the Company’s working capital and to accelerate marketing to increase awareness of and subscriptions to SmartMusic®, the Company’s award-winning practice system, the Board of Directors of the Company authorized the private placement of its securities. The Board of Directors believes that the development of the SmartMusic® business, as evidenced by the more than 1,300 schools subscribing as of December 31, 2002, now warrants a stronger marketing investment so that the business may achieve its full potential.

     To help achieve this goal, the Board of Directors authorized the issuance of up to $3.625 million of the Company’s Common Stock. With each share purchased, an investor will also receive a warrant to purchase one additional share of Common Stock at an exercise price per share equal to the offering price in the private placement. The offering price of the Common Stock is equal to the average closing bid price of the Common Stock on the Nasdaq SmallCap Market for the 60 trading days immediately preceding the termination date of the offering, provided that such per share price may not be greater than $0.42 or less than $0.32.

     Status of Private Placement. In October 2002, the Company received a $750,000 bridge loan in the form of 10%, convertible, subordinated promissory notes (the “Notes”). The Notes are automatically convertible if the Company receives commitments for the purchase of at least $1.0 million (inclusive of the outstanding principal and accrued interest on the Notes) in an equity offering (the “Next Financing”) before March 31, 2003. The conversion price of the Notes is equal to 75% of the per share offering price in the sale Next Financing. With each share issued upon conversion of the Notes, holders of the Notes will also receive a warrant to purchase one additional share of Common Stock at an exercise price per share equal to $0.05 per share.

     As of December 31, 2002, the Company had received commitments for the sale of approximately $2.0 million of its Common Stock (inclusive of the outstanding principal and accrued interest on the Notes). As a result, the Next Financing has occurred, and the Notes will be automatically converted into shares of Common Stock as part of the closing of the Next Financing.

     Assuming that the per share offering price in the Next Financing is $0.32, and the sale of the maximum $3.625 million in the private placement, the Company will issue shares and warrants to purchase approximately 24,300,000 shares of Common Stock (inclusive of the outstanding principal and accrued interest on the Notes). This includes the issuance to holders of the Notes of approximately 6,520,000 shares of Common Stock (including warrants we are required to issue to such holders) and the issuance to investors in the private placement of approximately 17,780,000 shares of Common Stock (including warrants we have agreed to issue to such investors).

     The shares of Common Stock sold in the private placement have not been registered, and may not be resold without registration except pursuant to an available exemption from registration requirements. Additionally, the sale or transfer of any of the securities acquired by investors in this offering, including the shares issuable upon exercise of the warrants, shall be prohibited during the 180-day period following the closing of the private placement. During that 180-day period, the Company has agreed to file a registration statement covering the resale of the Common Stock (including Common Stock issued upon exercise of warrants issued in the private placement) so that, after expiration of the 180-day period investors in the private placement will be able to resell their shares of Common Stock without substantive restrictions.

     Under the rules of the Nasdaq Stock Market, upon which the Company’s Common Stock is traded, shareholder approval is required in connection with a sale by the Company of Common Stock (or securities exercisable for Common Stock) equal to 20% or more of the Common Stock then outstanding at a price which is less than the greater of book or market value of the stock. The closing price per share of the Company’s Common Stock on January 6, 2003, was $.29, but the book value of the Common Stock (stockholders’ equity divided by shares outstanding) on September 30, 2002 was approximately $.48 per share. Because the lowest possible offering price is less than the Company’s book value per share, the Nasdaq requirement that shareholder approval be obtained for all shares and warrants sold that equal 20% or more of the common stock outstanding was triggered. There are 21,688,183 shares of Common Stock currently outstanding; shareholder approval is required to issue more than 4,337,637 shares of Common Stock in the private placement and upon exercise of the related warrants. Accordingly, shareholder approval is required for 19,962,363 shares to be issued in the private placement, upon conversion of the Notes and upon exercise of all of the warrants.

     Vote Required. The Board of Directors recommends that shareholders approve the issuance of up to 19,962,363 shares of Common Stock in order that the Company may pursue its long-term goals for the development of its SmartMusic business. Approval of the issuance of such securities requires the affirmative vote of the greater of (i) a majority of the shares represented at the meeting with authority to vote on such matter or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the meeting.

OTHER BUSINESS

     Management knows of no other matters to be presented at the meeting. If any other matter properly comes before the meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

/s/ Philip Sean Lafleur

Philip Sean Lafleur Chairman of the Board

Eden Prairie, Minnesota
January 13, 2003

MakeMusic! Inc.
SPECIAL MEETING

Monday, February 24, 2003
10:00 a.m.

Pepin/Vermillion Conference Room
40th Floor Pillsbury Center
200 South Sixth Street
Minneapolis, Minnesota

MakeMusic! Inc.
6210 Bury Drive, Eden Prairie, Minnesota 55346                                                                                                                                                                                           PROXY

This proxy is solicited by the Board of Directors for use at the Special Meeting on February 24, 2003.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

If no choice is specified, the proxy will be voted “FOR” Item 1.

By signing the proxy, you revoke all prior proxies and appoint Philip Sean Lafleur and Barbara S. Remley, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Special Meeting and all adjournments.

See reverse side for voting instructions

\/ PLEASE DETACH HERE \/

The Board of Directors Recommends a Vote FOR Item 1

1.	Ratify and approve private sale by MakeMusic! of up to 19,962,363 shares of Common Stock. [ ] FOR [ ] AGAINST [ ] ABSTAIN

2.	In their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box [ ] Indicate changes below:	Date
[ ]
Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

For online voting log on to www.votestock.com

Step 1: Enter login # from below and your PIN #

Your Login #

Your PIN#

Step 2: Vote your proxy by checking the appropriate boxes

Step 3: Click on “Submit Vote”

1, 2, 3 .... You are done!

If you have successfully voted online, please do not mail your proxy card. You can change your vote up to the meeting date by repeating the above process. Your internet vote authorizes the named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.